AMNIS SYSTEMS INC.
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                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of April 18, 2001, by and between AMNIS SYSTEMS INC., a Delaware corporation (the "Company"), and MICHAEL A. LICCARDO ("Executive").

                                    RECITALS

     A. The Company is engaged in the manufacture and distribution of networked streaming video products for high-quality video, management and distribution.

     B. The Company wishes to employ Executive and to have the benefit of his skills and services, and Executive wishes to be employed by the Company, as President and Chief Executive Officer of the Company on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of these premises, the parties hereto hereby agree as follows:

     1.     EMPLOYMENT.
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          (a)     POSITION.  The Company hereby employs Executive, and Executive
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hereby accepts employment with the Company, as President and Chief Executive
Officer of the Company. Executive shall serve as Chairman of the Board of Directors of the Company (the "Board of Directors"). Executive shall also serve as Chairman of the Board of Directors of Optivision, Inc., a California corporation and a wholly-owned subsidiary of the Company (the "Principal Subsidiary"), and as President and Chief Executive Officer of the Principal Subsidiary.

          (b)     AUTHORITY.  Executive shall have the full power and authority
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customarily associated with his positions, including without limitation, to manage, control and direct the activities and operations of the Company.

          (c)     REPORTING.  Executive shall report to the Board of Directors.
                  ---------

          (d)     PLACE OF EMPLOYMENT.  Executive shall perform the services
                  -------------------
required by this Agreement at the Company's principal executive offices in Palo Alto, California, and shall be provided a suitable office and staff as shall be necessary for the performance of Executive's duties hereunder.

          (e)     CHANGE OF DUTIES.  The duties of Executive may be modified
                  ----------------
from time to time by the mutual written consent of the Company and Executive.


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Notwithstanding any such change, the employment of Executive shall be construed as continuing under this Agreement as so modified.

          (f)     DEVOTION OF TIME TO COMPANY'S BUSINESS.  During the Term
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of this Agreement (as such term is defined in Section 1(g) hereof), Executive agrees to devote substantially all of his productive time, ability and attention to the business and interests of the Company during normal working hours; provided, however, that the expenditure of reasonable amounts of time for charitable, educational or professional activities or personal investments, shall not be deemed a breach of this Agreement if such activities or investments do not materially interfere with the performance of Executive's duties under this Agreement.

          (g)     TERM.  Unless sooner terminated as provided in Section 4
                  ----
hereof, the term of this Agreement shall commence as of the date of this Agreement and shall continue for a term of thirty-six (36) months (the "Initial Term"), and shall be automatically renewed for successive one (1) year terms (each, a "Renewal Term") unless a party hereto delivers to the other party written notice of such party's intention not to renew at least one hundred twenty (120) days prior to the end of the Initial Term or the applicable Renewal Term, as the case may be. The Initial Term, together with any Renewal Terms shall be referred to in this Agreement as the "Term of this Agreement."

     2.     COMPENSATION.
            ------------

          (a)     BASE SALARY.  During the Term of this Agreement, the Company
                  -----------
shall pay to Executive a base salary of two hundred thousand dollars ($200,000) per year (the "Base Salary"), subject to increase from time to time as shall be determined in the good faith discretion of the Board of Directors, payable in arrears in equal semi-monthly installments.

          (b)     DISCRETIONARY BONUS.  In addition to the Base Salary, the
                  -------------------
Company shall pay to Executive such bonuses based on Executive's performance as the Board of Directors shall determine from time to time in its sole discretion.

          (c)     INCENTIVE PLANS.  In addition to all other benefits and
                  ---------------
compensation provided by this Agreement, Executive shall be eligible to participate as of the date of this Agreement in all other equity, compensation and incentive plans as are now or in the future from time to time made available to senior management executives of the Company.

          (d)     VACATION.  Executive shall be entitled to such annual vacation
                  --------
time with full pay as the Company may provide in its standard policies and practices for senior management executives; provided, however, that in any event Executive shall be entitled to a minimum of twenty-one (21) days annual paid vacation time.

          (e)     DIRECTORS AND OFFICERS LIABILITY INSURANCE.  Executive shall
                  ------------------------------------------
be entitled to continued participation in, and have the benefit of, directors and officers liability insurance to the same extent such coverage is provided to the Company's other senior management executives.


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
          (f)     OTHER BENEFITS.  Executive shall participate in and have the
                  --------------
benefits of all present and future vacation, holiday, paid leave, unpaid leave, life, accident, disability, dental, vision and health insurance plans, pension, profit-sharing and savings plans and all other plans and benefits which are now or in the future from time to time made available to senior management executives of the Company.

          (g)     WITHHOLDING.  The parties shall comply with all applicable
                  -----------
withholding requirements in connection with all compensation payable to Executive.

     3.     EXPENSE  REIMBURSEMENT.  The Company shall reimburse Executive for
            ----------------------
all reasonably documented business travel and other out-of-pocket expenses reasonably incurred by Executive in the course of performing his duties hereunder this Agreement.

     4.     TERMINATION AND RIGHTS ON TERMINATION.  This Agreement shall
            -------------------------------------
terminate upon the occurrence of any of the following events:

          (a)     DEATH.  Upon the death of Executive, in which event the
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Company shall:

               (i) Within ten (10) days of receiving notice of such death, pay Executive's estate a cash lump sum equal to all accrued Base Salary through the date of death plus all accrued vacation pay and bonuses, if any;

               (ii) Continue to pay Executive's then Base Salary to Executive's estate for the lesser of (A) the remaining Term of this Agreement, or (B) twelve (12) months from the date of death; and

               (iii) Provide, at the Company's expense, coverage to Executive's spouse under the health, dental and vision insurance plans available to the Company's senior management executives and their dependents or, in the event any of such health, dental or vision insurance is not continued, the Company shall pay for the premiums for equivalent coverage, in any event, for a period equal to the longer of (A) the remaining Term of this Agreement, or (B) six (6) months from the date of death.

          (b)     DISABILITY.  Upon the mental or physical Disability (as such
                  ----------
term is defined below) of Executive, in which event the Company shall:

               (i) Within ten (10) days following the determination of Disability, pay Executive a cash lump sum equal to all accrued Base Salary through the date of determination plus all accrued vacation pay and bonuses, if any;

               (ii) Continue to pay Executive's then Base Salary for the lesser of (A) the remaining Term of this Agreement, or (B) twelve (12) months from the date of determination; and

               (iii) Provide, at the Company's expense, coverage to Executive under the life, accident and disability insurance policies available to the Company's senior management executives, and to Executive and his spouse under the health, dental and vision insurance plans available to the Company's


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
management executives and their dependents or, in the event any of such life, accident, disability, health, dental or vision insurance are not continued or Executive is not eligible for coverage thereunder due to his termination of employment, the Company shall pay for the premiums for equivalent coverage, in any event, for a period equal to the longer of (A) the remaining Term of this Agreement, or (B) six (6) months from the date of determination of Disability.

     For purposes of this Agreement, "Disability" shall mean a physical or mental condition as determined by Executive's physician which prevents Executive from carrying out one or more of the material aspects of his assigned duties for at least ninety (90) consecutive days, or for a total of ninety (90) days in any six (6) month period.

          (c)     RETIREMENT.  Upon the retirement of Executive at any time, in
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which event the Company shall:

               (i) Within ten (10) days following the effective date of retirement, pay Executive a cash lump sum equal to all accrued Base Salary through the date of retirement plus all accrued vacation pay and bonuses, if any; and

               (ii) Continue to pay Executive's then Base Salary for the remaining Term of this Agreement.

          (d)     TERMINATION BY THE COMPANY FOR CAUSE.  Thirty (30) days after
                  ------------------------------------
delivery by the Company to Executive of a written notice terminating this Agreement for Cause (as such term is defined below), which notice shall be supported by a reasonably detailed statement of the relevant facts and reasons for termination, in which event the Company shall, within ten (10) days following the effective date of termination, pay Executive a cash lump sum equal to all accrued Base Salary through the date of termination plus all accrued vacation pay and bonuses, if any. For purposes of this Agreement, "Cause" shall mean:

               (i) Executive shall have committed an act of fraud, embezzlement or theft; or

               (ii) Executive shall have been found guilty of a felony or other crime involving moral turpitude which would materially injure the Company or its reputation.

          (e)     TERMINATION BY THE COMPANY WITHOUT CAUSE.  Ninety (90) days
                  ----------------------------------------
after delivery by the Company to Executive of a written notice terminating this Agreement for any reason without cause, in which event the Company shall, within ten (10) days following the effective date of termination:

               (i) Pay Executive a cash lump sum equal to (x) all accrued Base Salary through the date of termination plus all accrued vacation pay and bonuses, if any, plus (y) as severance compensation, an amount equal to the


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
greater of (A) twelve (12) months of Executive's Base Salary (at the highest rate in effect during the Term of this Agreement), or (B) Executive's then Base Salary for the remaining Term of this Agreement;

               (ii) Provide, at the Company's expense, coverage to Executive under the life, accident and disability insurance policies available to the senior management executives of the Company and to Executive and his dependents under the health, dental and vision insurance plans available to the Company's senior management executives and their dependents or, in the event any of such life, accident, disability, health, dental or vision insurance are not continued or Executive is not eligible for coverage thereunder due to his termination of employment, the Company shall pay for the premiums for equivalent coverage, in any event, for a period of twelve (12) months after the date of termination;

               (iii) Provide an office, secretarial support and access to equipment and supplies for a period of six (6) months after the date of termination; and

               (iv)     Provide Executive reasonable outplacement services.

          (f)     VOLUNTARY TERMINATION BY EXECUTIVE.  Thirty (30) days after
                  ----------------------------------
delivery by Executive to the Company of a written notice terminating this Agreement for any reason without cause, in which event the Company shall, within ten (10) days following the effective date of termination, pay Executive a cash lump sum equal to all accrued Base Salary through the date of termination plus all accrued vacation pay and bonuses, if any.

          (g)     TERMINATION BY EXECUTIVE FOR GOOD REASON.  Ten (10) days after
                  ----------------------------------------
delivery by Executive to the Company of a written notice terminating this Agreement for Good Reason (as such term is defined below), in which event the Company shall, within ten (10) days following the effective date of termination, pay Executive such amounts in such manner as provided for in Section 4(e) hereof. For purposes of this Agreement, "Good Reason" shall mean:

               (i) The attempted assignment of Executive to any duties inconsistent with, or any adverse change in, Executive's positions, duties, responsibilities, functions or status with the Company, or the removal of Executive from, or failure to reelect Executive to, any of such positions;

               (ii) The removal or failure to reelect Executive as Chairman of the Board of Directors;

               (iii) A reduction by the Company of Executive's Base Salary without his written consent;

               (iv) The Company shall have required Executive to be based in excess of fifteen (15) miles from the Company's present executive offices located in Palo Alto, California, except for travel on Company business to an extent substantially consistent with Executive's present business travel obligations;


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
               (v) Failure of the Company to provide support, information, assistance and staffing reasonably appropriate for Executive to carry out Executive's duties or to achieve the performance goals set by the Company;

               (vi) The failure by the Company to continue in effect for Executive any material benefit available to any of the senior management executives of the Company, including without limitation, any retirement, pension or incentive plans, life, accident, disability or health insurance plans, equity or cash bonus plans or savings and profit sharing plans, or any action by the Company which would adversely affect Executive's participation in or reduce Executive's benefits under any of such plans or deprive Executive of any fringe benefit enjoyed by Executive;

               (vii) The occurrence of any Change of Control, Corporate Transaction or Subsidiary Disposition (as each such term is defined in Schedule A attached hereto and made a part hereof);

               (viii) Failure of the Company to provide financial and other support, information and assistance reasonably necessary or appropriate for Executive to implement the business plan of the Principal Subsidiary as submitted by Executive to the Board of Directors, and as such business plan may be amended from time to time by Executive after consultation with the Board of Directors; or

               (ix) Any other material breach by the Company of this Agreement which is not cured within ten (10) days of delivery of written notice thereof by Executive to the Company, or the material breach by the Company of this Agreement three (3) or more times (whether or not the breaches are the same and whether or not the breaches are subsequently cured) in any twelve (12) month period.

          (h)     EFFECT OF TERMINATION.  All rights and obligations of the
                  ---------------------
Company and Executive under this Agreement shall cease as of the effective date of termination, except that the obligations of the Company under this Section 4 and Executive's obligations under Section 5 hereof shall survive such termination in accordance with their respective terms. In addition, notwithstanding anything to the contrary contained herein or in any agreement with respect thereto, upon termination of Executive's employment pursuant to this Section 4 (other than Section 4(d) and Section 4(f)), all equity options, restricted equity grants and similar rights held by Executive with respect to securities of the Company shall automatically become fully vested and shall become immediately exercisable for a period of twelve months after the effective date of termination; provided, however, that in the case of termination pursuant to Section 4(g)(vii), such equity options, restricted equity grants and similar rights shall automatically become fully vested sixty (60) days prior to the effective date of termination and shall be exercisable for the sixty-day period prior to the effective date of termination and for an additional period of twelve months after the effective date of termination.


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
     5.     Confidential Information.
            ------------------------

          (a)     CONFIDENTIAL INFORMATION.  Executive hereby agrees to hold in
                  ------------------------
strict confidence and not to disclose to any third party any of the confidential and proprietary business, financial, technical, economic, sales and/or other types of proprietary business information relating to the Company in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which Executive has, or is given (or has had or been given), access during the course of his employment with the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company because such Confidential Information encompasses know-how, trade secrets, or financial, organizational, sales or other valuable aspects of the business and trade of the Company, including without limitation, technologies, products, processes, plans, clients, personnel, operations and business activities. This restriction shall not apply to any Confidential Information that (a) is generally available in the public domain or becomes known generally to the public through no fault of the Executive, (b) was independently known by Executive prior to receipt thereof, (c) is lawfully made available to Executive by a third party, (d) is subsequently developed by Executive without regard or access to Confidential Information, (e) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed, or (f) is reasonably believed by Executive, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Executive; provided, however, that in the case of clause (e) or (f), Executive shall give the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

          (b)     RETURN OF COMPANY PROPERTY.  In the event of termination of
                  --------------------------
Executive's employment with the Company for whatever reason or no reason, Executive or Executive's personal representative shall return to the Company all Confidential Information.

     6.     ENTIRE  AGREEMENT.  This Agreement contains the entire agreement and
            -----------------
understanding between the parties hereto related to Executive's employment by the Company and supersedes all prior agreements and understandings, oral or written. No modification, termination or attempted waiver shall be valid unless in writing and signed by Executive and the Company.

     7.     WAIVER.  No waiver or any right hereunder shall be effective for any
            ------
purpose unless in writing and signed by the party hereto possessing such right. No such waiver shall be construed to be a waiver of any subsequent right, term or provision of this Agreement.

     8.     ASSIGNMENT; BINDING EFFECT.  Executive understands that he has been
            --------------------------
selected for employment by the Company on the basis of his personal qualifications, experience and skills. Executive agrees, therefore, that he cannot assign or delegate all or any portion of his performance under this


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
Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of Executive. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, if Executive accepts employment with an Affiliate (as such term is defined below), this Agreement shall automatically be deemed to have been assigned to such new employer (which shall thereafter be an additional or substitute beneficiary of the covenants contained herein, as appropriate), with the consent of Executive, and references to the "Company" in this Agreement shall be deemed to refer to such new employer.

     9.     NOTICE.  All notices, requests, demands and other communications
            ------
required or permitted to be given under this Agreement shall be in writing and shall be given or made by personally delivering the same to or sending the same by prepaid certified or registered mail, return receipt requested, or by reputable overnight courier, or by facsimile machine to the party to which it is directed at the address set out on the signature page to this Agreement or at such other address as such party shall have specified by written notice to the other party as provided in this Section, and shall be deemed to be given if delivered personally at the time of delivery, or if sent by certified or registered mail as herein provided three (3) days after the same shall have been posted, or if sent by reputable overnight courier upon receipt, or if sent by facsimile machine as soon as the sender receives written or telephonic confirmation that the facsimile was received by the recipient and such facsimile is followed the same day by mailing by prepaid first class mail.

     10.     ARBITRATION.  Any dispute between the parties arising out of this
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Agreement shall be submitted to final and binding arbitration in the City of
Palo Alto, County of Santa Clara, State of California, under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect, upon written notification and demand of either party therefor. In the event either party demands such arbitration, the American Arbitration Association shall be requested to submit a list of prospective arbitrators consisting of persons experienced in matters involving employment disputes. The provisions of California Code of Civil Procedure Section 1283.05 and the laws of the State of California are incorporated herein and shall be applicable to the arbitration. In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorneys' fees to the prevailing party. Any award may be entered as a judgment in any court of competent jurisdiction. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction.

     11.     SEVERABILITY;  HEADINGS.  If any portion of this Agreement is held
             -----------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid and inoperative. The Sections headings herein are for reference purposes only and are not intended in


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
any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof

     12.     GOVERNING  LAW.  This Agreement shall in all respects be construed
             --------------
according to the laws of the State of California, applicable to agreements to be made and to be performed entirely within the State of California.

     13.     COUNTERPARTS.  This Agreement may be executed in any number of
             ------------
counterparts, each of which may be executed by less than all of the parties to this Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     14.     SIGNATURES.  The parties shall be entitled to rely upon and enforce
             ----------
a facsimile of any authorized signatures as if it were the original.


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
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:                                      EXECUTIVE:

AMNIS  SYSTEMS  INC.

By:   /s/  Larry  Bartlett                     /s/  Michael  A. Liccardo
   --------------------------------------      ---------------------------------
Name:      Larry  Bartlett                     MICHAEL  A.  LICCARDO
     ------------------------------------
Title: Vice President and Chief Financial
      -----------------------------------
Officer
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                                               Address:  13253  Simon  Lane
                                                       -------------------------
                                                       Los Altos Hills, CA 94027
                                                       -------------------------


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
                                   SCHEDULE A
                                       TO
                              EMPLOYMENT AGREEMENT


                                   DEFINITIONS

     DEFINITIONS.  For purposes of this Agreement, the following terms shall
     -----------
have the following meanings:

1. "AFFILIATE" of, or a person "affiliated" with, a specified person means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person. For purposes hereof, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

2. "CHANGE IN CONTROL" means a change in ownership or control of the Company effected through either of the following transactions:

     (A) The direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company sponsored employee benefit plan or by an entity that directly or indirectly is controlled by the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept; or

     (B) A change in the composition of the Board of Directors over a period of thirty-six (36) months or less such that a majority of the members of the Board of Directors (rounded up to the next whole number) ceases, by reason of one or more contested elections for membership to the Board of Directors, to be comprised of individuals who are Continuing Directors.

3. "CONTINUING DIRECTORS" means members of the Board of Directors who have been members either (A) continuously for a period of at least thirty-six (36) months or (B) for less than thirty-six (36) months and were elected or nominated for election as members of the Board of Directors by at least a majority of the members of the Board of Directors described in clause (A) who were still in office at the time such election or nomination was approved by the Board of Directors.

4. "CORPORATE TRANSACTION" means any of the following shareholder-approved transactions to which the Company is a party:


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
     (A) A merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

     (B) The sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Principal Subsidiary) in connection with the complete liquidation or dissolution of the Company; or

     (C) Any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

5. "PERSON" shall mean any individual, trust, partnership, company, corporation, business, organization, group or other entity.

6. "SUBSIDIARY DISPOSITION" means the disposition by the Company of its equity holdings in the Principal Subsidiary effected by a merger involving the Principal Subsidiary (other than a merger into or with the Company), the sale of all or substantially all of the assets of the Principal Subsidiary, or the sale or distribution of substantially all of the outstanding capital stock of the Principal Subsidiary.


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